Exhibit 10.13

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is entered into as of this 16th day of July, 2009 by and between TWIN CITIES POWER, L.L.C., a Minnesota Limited Liability Company, with its principal place of business at 17725 Juniper Path, Lakeville, Minnesota 55044 (the “BORROWER”) and PATRICK C. SUNSERI, an individual with his principal address at 2 Redwood Court, West Windsor, New Jersey 08550 (the “LENDER”). The BORROWER and LENDER are hereinafter jointly referred to as PARTIES (“PARTIES”).

RECITALS:

A.                                    WHEREAS, the BORROWER is engaged in the business of trading electrical power and is in need of additional funds to conduct its electrical trading operations through Twin City Power Generation Division (“TCPG Minnesota”) and its Twin City Power Generation New Jersey Division (“TCPG New Jersey”). TCPG Minnesota and TCPG New Jersey are sometimes collectively referred to as the “TCPG Divisions.”

B.                                    LENDER desires to make a loan to the BORROWER in the amount of $2,000,000.00 (the “Loan”) which will be deposited in and used solely as collateral in one or more credit accounts by the BORROWER for its electrical trading operations of the TCPG Divisions.

NOW, THEREFORE, in consideration of the above Recitals and the Loan by LENDER in the BORROWER, and for the mutual promises, representations, warranties, covenants and agreements hereinafter stated and upon the terms and subject to the conditions hereinafter set forth, PARTIES agree as follows:

1.                                      Loan. LENDER shall make the Loan to be deposited in and used solely as collateral in one or more credit accounts (the “Credit Accounts”) in the TCPG Divisions in the sum of $2,000,000.00. The Loan shall accrue interest at the rate of 15% per cent per annum, compounded annually, with accrued interest due payable quarterly, with the first such payment to be made on October 1, 2009, and pro rated on a daily basis, based on a 365-day year (which amount the parties acknowledge is $821.92 per day),and each subsequent payment to be made on the first business day of the next calendar quarter. If the due date for any payment falls on a weekend or federal holiday, then the payment will be due on the next business day. BORROWER shall pay LENDER a late fee of 5% of any amount due but not paid within five days of the applicable due date and a default rate of interest shall accrue on all over due amounts at a rate of 1.67% per month or any part of a month, compounded annually. LENDER shall have no obligation to provide BORROWER with any notice of payments due or of any late payment. The Loan is evidenced by a negotiable Secured Promissory Note, dated as of the Effective Date, which note is secured by BORROWER’s assets as provided in a Security Agreement, dated as of the Effective Date, between the PARTIES. Except as otherwise provided herein, BORROWER shall pay all amounts due hereunder, including without limitation all outstanding principal, interest, fees, and costs, after one year from the Effective Date, within 30 days of receiving notice from BORROWER that such payment is due.

2.                                      LENDER’s Costs and Fees. BORROWER hereby agrees to pay, within 30 days of receiving LENDER’s invoice therefore, all of LENDER’s costs and fees, including LENDER’s reasonable attorneys’ fees, incurred or paid by LENDER in connection with the negotiation, drafting, and execution of this Loan Agreement, and any note, security agreement, or guaranty agreement relating thereto, together with all such costs and fees in connection with closing the financing described herein.

3.                                      Purpose of Loan. The BORROWER shall use the Loan from LENDER solely in the Credit Accounts in its TCPG Divisions and shall not use the Loan for expenses or liabilities of the BORROWER or for any other purpose.

4.                                      Representations and Warranties.

(a)                                 Company is a limited liability company, as indicated above, which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of its formation or incorporation. BORROWER maintains offices at the address designated in the preamble above. Unless BORROWER has designated otherwise in writing. that office is the office at which BORROWER keeps its books and records including its records concerning the Collateral.  Company will notify LENDER prior to any change in the location of BORROWER’s state of organization, any change in BORROWER’s name, or any change in the location of the aforereferenced office.

(b)                                 BORROWER’s execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by BORROWER and do not conflict with, result in a violation of, or constitute a default under (i) any provision of BORROWER’s articles of incorporation or organization, or bylaws, or any agreement or other instrument binding upon BORROWER or (ii) any law, governmental regulation, court decree, or order applicable to BORROWER or to BORROWER’s properties.

(c)                                  BORROWER is not engaged in any litigation or arbitration proceedings and neither BORROWER, nor its any member of its Board of Governors nor any officer of BORROWER have any knowledge, having made due inquiry, of any claim or threatened claim against BORROWER.

(d)                                 The Financial Statements for the period ended December 31, 2008, and provided to LENDER, have been prepared in accordance with GAAP and accurately reflect the assets and liabilities of the BORROWER as of December 31, 2008 and the income and expenses for the BORROWER for the year ending December 31, 2008.

(e)                                  All tax returns from the BORROWER required to be filed have been filed on a timely basis and all amounts required to be paid as shown by said returns have been paid in full.

(f)                                   The Members of BORROWER together own an equity interest in BORROWER equal to $8,397,000 as of the Financial Statements for the period ended March 31, 2009 and BORROWER’s debt to equity ratio as of March 31, 2009 was 2.74.

(g)                                  BORROWER currently has on deposit at least $25,000,000 in Credit Accounts pledged as collateral with parties to trades entered into with BORROWER.

(h)                                 BORROWER has no secured debt and, as of the Effective Date, but not necessarily thereafter, LENDER will be BORROWER’s only creditor with a security interest in BORROWER’s assets.

5.                                      Covenants of the BORROWER. In order to induce LENDER to make the Loan to the BORROWER, the BORROWER hereby covenants and agrees that:

(a)                                 Within 30 days after each calendar quarter, the BORROWER shall furnish to LENDER its compiled income statement and balance sheet (the “Financial Statements”) which shall be certified by an authorized officer of the BORROWER and which Financial Statements shall be prepared in accordance with generally accepted accounting principles (“GAAP”). The Financial Statements shall include separate income statements for the TCPG Divisions; and

(b)                                 Within 120 days after each calendar year end, the BORROWER shall cause to be furnished to LENDER year-end Financial Statements certified as accurate by an authorized officer of the BORROWER and prepared in accordance with GAAP, together with copies of all of the BORROWER’s state and federal tax returns. The Financial Statement shall include separate income statements for the TCPG Divisions.

(c)                                  Promptly inform LENDER in writing of (i) all material adverse changes in BORROWER’s financial condition, and (ii) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting BORROWER or any Guarantor which could materially affect the financial condition of BORROWER or the financial condition of any Guarantor.

(d)                                 Promptly inform LENDER in writing if there is a change in BORROWER’s debt to equity ratio, as of December 31, 2008, of 10% or more.

(e)                                  BORROWER shall provide in writing to LENDER on the last business day of each month the balance of lands on deposit in Credit Accounts pledged as collateral with parties to trades entered into with BORROWER.

(f)                                   There shall be no occurrence of an Event of Default as defined in Paragraph 7 of this Agreement.

(g)                                  The BORROWER shall remain a limited liability company duly organized, validly existing and in good standing under the laws of the State of Minnesota and shall:

(i)                                     Have full and adequate power to carry on business as now conducted and as contemplated in the TCPG Divisions;

(ii)                                  Be duly licensed or qualified in all jurisdictions where the nature of its activities require such license or qualifications; and

(iii)                               Have full right and authority to enter into and perform this Agreement and all other documents required herein.

6.                                      Access to Records. The BORROWER shall permit LENDER and its representatives access to and the right to make copies of all books, records, accounts and properties of the BORROWER at all reasonable times and upon reasonable notice to permit LENDER and its representatives to share said records and discuss the financial matters contained in said records with an independent accountant attorney or other adviser who may be acting as an agent or representative of LENDER.

7.                                      Credit Accounts. One or more Credit Accounts shall be established as collateral in connection with the trading contemplated in the TCPG Divisions. Each Credit Account shall be established in accordance with the following provisions:

(a)                                 As soon as the proceeds of the Loan are received by the BORROWER, the BORROWER shall, as soon as reasonably practical, transfer the proceeds into one or more Credit Accounts.

(b)                                 Each Credit Account shall require the signature of LENDER in order for funds to be withdrawn from the Credit Account.

(c)                                  No funds shall be withdrawn from the Credit Accounts without the written approval of LENDER; provided, however, the PARTIES recognize that one or more regulatory agencies or other entities to which the Credit Accounts are pledged as collateral may withdraw funds from the Credit Accounts in accordance with agreements between such agencies or entities and the BORROWER (“Authorized Withdrawals”).

(d)                                 If, at any time, funds are withdrawn from a Credit Account for any reason, the BORROWER shall, within 90 days after such withdrawal, pay into such Credit Account an amount equal to the withdrawal, less trading profits that have been deposited into such Credit Account after such withdrawal.

8.                                      Events of Default. LENDER may declare BORROWER in default hereunder, and terminate this Agreement without prejudice to any other rights it may have at law, in equity, or hereunder, upon the occurrence of, and LENDER’s failure to cure within five days of receiving LENDER’s written notice of any of the following (an “Event of Default”):

(a)                                 The BORROWER fails to timely observe or perform any covenant, condition or agreements contained in this Agreement or any present or future supplements or amendments thereto;

(b)                                 Any statement, representation or warranty made by the BORROWER to the LENDER at any time shall be incorrect or misleading in any material respect when made;

(c)                                  Any change of 10% or more in the ownership of the interest, or beneficial interest in BORROWER is sold or transferred, including the creation of a lien or encumbrance, without LENDER’s prior written consent;

(d)                                 Any increase in BORROWER’s debt to equity ration 20% or more;

(e)                                  The funds on deposit in Credit Accounts pledged as collateral with parties to trades entered into with BORROWER are reduced to $10,800,000 or less.

(f)                                   The BORROWER shall become insolvent, make an assignment for the benefit of creditors, apply for or consent to the application or the appointment of any receiver, trustee or similar officer or initiate or have initiated against it any act, process or proceeding under any insolvency, bankruptcy, dissolution, liquidation or similar law;

(g)                                  There is a material adverse charge in the condition, financial or otherwise, of the BORROWER’s business;

(h)                                 Any creditor of the BORROWER attempts to garnish, attach or in any other way interfere with any Credit Account;

(i)                                     Any officer, board member or owner of the BORROWER engages in any unlawful or criminal activity; or

(j)                                    Any officer, board member or owner of the BORROWER engages in any dishonest, fraudulent or other intentional wrongdoing related to the BORROWER or its business.

9.                                      Payment of Loan. The BORROWER shall pay the Loan, all accrued interest, and any other amounts due, in accordance with the following terms and provisions:

(a)                                 Any time either PARTY gives notice to the other PARTY so long as such notice is given at least 30 days prior to the date the Loan is to be paid

(b)                                 Immediately following LENDER’s five-day written notice to the BORROWER regarding the occurrence of an Event of Default unless BORROWER has cured such default within such five-day period.

(c)                                  In addition to the payment of the Loan in accordance with the preceding provisions, BORROWER shall pay LENDER interest as provided in Paragraph 1 and as accrued up to the date the Loan is paid.

10.                               Rights and Remedies.

(a)                                 In addition to all other rights provided under this Agreement, LENDER shall have all other rights and remedies provided by applicable law upon the occurrence of any Event of Default.

(b)                                 BORROWER shall pay all of LENDER’s costs to collect any amount due hereunder, including LENDER’s reasonable attorneys’ fees or amounts paid to any collection agency, within 30 days of receiving LENDER’s invoice therefore, which invoices may be issued monthly during any period while BORROWER has not paid in full any amount due hereunder. All amounts due hereunder, including without limitation any outstanding principal, interest, costs or fees due to LENDER shall accrue interest at the rate of 1.5% per month or any portion thereof, compounded annually, from and after the five-day period for notices from LENDER to BORROWER for an Event of Default.

11.                               Miscellaneous.

(a)                                 Successors and Assigns. This Agreement is binding on and inures to the benefit of the BORROWER’s successors and assigns, (all of which are included in the term the “BORROWER” as it is used in this Agreement); provided, however, that the BORROWER may not assign this Agreement.

(b)                                 Modification. This Agreement may be modified or amended only by a written statement signed by both the BORROWER and the LENDER.

(c)                                  Governing Law. The laws of the State of New York will govern the validity, construction and performance of this Agreement.

(d)                                 Dispute Resolution. Any disputes hereunder shall be resolved by binding arbitration in accordance with the rules of the American Arbitration Association (the “AAA”) and all in-person arbitration proceedings will be conducted at the AAA’s offices in Chicago. Any award or judgment granted to LENDER shall include all of LENDER’s costs in connection with the proceedings resulting in such award or judgment, including in connection with any appeal thereof, and including without limitation any arbitrator’s fees, any fees paid to the AAA, court costs, and LENDER’s reasonable attorneys’ fees in connection therewith. The arbitrator shall maintain jurisdiction over any arbitration proceeding hereunder, to the extent permitted by law, to issue any such other and further awards as may be necessary to reimburse any costs incurred by LENDER, including without limitation any arbitrator’s fees, any fees paid to the AAA, court costs, and LENDER’s reasonable attorneys’ fees, in obtaining any judgment with respect to an arbitration award in connection with this Agreement and in enforcing and collecting any amounts due pursuant to an arbitration award or judgment in connection with this Agreement.

(e)                                  Construction. Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

(f)                                   Waivers. No failure or delay by either the BORROWER or the LENDER in exercising any right or remedy under this Agreement will waive any provision of the Agreement. A single or partial exercise by either the BORROWER or the LENDER of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law or any related document.

(g)                                  Captions. The headings in this Agreement are for convenience only and do not affect this Agreement’s interpretation.

(h)                                 Entire Agreement. This Agreement, and the Secured Promissory Note and Security Agreement (together the “Related Agreements”) relating hereto, supersede all previous and contemporaneous oral negotiations, commitments, writings and understandings between the PARTIES concerning the matters in this Agreement, including, without limitation, any policy or personnel manuals of the BORROWER. This Agreement is intended to supplement the Related Agreements and, to the extent any inconsistencies or ambiguities arise among the Agreement and the Related Agreements, the provisions of the Agreement will take precedence.

(i)                                     Notices. All notices permitted or required hereunder, including any service of process or notice of a claim of arbitration in connection herewith, will be deemed to have been received on the date they are sent if they are mailed by certified mail, return receipt requested or sent by a nationally recognized overnight courier service to the addresses of the PARTIES described in the preamble hereto or by fax or email to the PARTIES at the fax numbers and email addresses described below. Any PARTY may change his or its contact information by providing notice to the other PARTY. Telephone numbers are provided below to facilitate communications and to be used in connection with overnight courier deliveries.

Notices to the BORROWER

Twin Cities Power, LLC
ATTN: Tim Krieger, Chief Manager & President
Phone Number: 952-431-0404
Fax Number: 952-431-8470
Email Address: tkrieger@fairwaydairy.com
MJ Tufte
Phone Number: 952-431-0406
Fax Number: 952-431-8470
Email Address: mjtufte@tcpowergen.com

Notices to the LENDER

Patrick C. Sunseri
Phone Number: (609) 371-2200
Fax Number: (609) 371-1122
Email Address: psunseri@tcpgnj.com

(j)                                    Counterparts. This Agreement maybe executed in counterparts each of which will be deemed to be an original version but all of which shall constitute one and the same instrument.

12.                               Personal Guarantee. Pursuant to a separate agreement executed as of the Effective Date, Tim Krieger and MJ Tufte have absolutely, unconditionally, irrevocably, and jointly and severally guaranteed all obligations of the BORROWER to LENDER pursuant to this Agreement and LENDER shall have no obligations hereunder unless and until such guaranty agreement has been duly executed by Tim Krieger and MJ Tufte and delivered to LENDER.

[Signed on Next Page]

The BORROWER and the LENDER have duly executed this Agreement as of the Effective Date.

BORROWER:	LENDER:

TWIN CITIES POWER, L.L.C.

/s/ Timothy S. Krieger	/s/ Patrick C. Sunseri
By: Tim Krieger	PATRICK C. SUNSERI
Its: Chief Manager/President